Exhibit 99.1

DATE: Feb. 21, 2018

MEDIA CONTACT:	INVESTOR CONTACT:
Kelly Swan	David Sullivan
(539) 573-4944	(539) 573-9360

WPX Energy Reports 4Q and Full-Year 2017 Results

•                  Oil production grows 48% year-over-year

•                  4Q oil sales more than double vs. year ago

•                  Delaware Basin oil volumes jumped 37% in 4Q 17 vs. 3Q 17

•                  Transitioning to longer laterals in the Delaware Basin

•                  Hidatsa and Mandan wells each set Williston Basin records for oil volumes

•                  Reserves replacement rate in 2017 was 459% before considering divestitures

•                  Closed Permian Midstream JV and San Juan legacy gas sale

TULSA, Okla. — WPX Energy (NYSE: WPX) reported fourth-quarter 2017 oil volumes of 75,200 barrels per day, which was 68 percent higher vs. a year ago and 16 percent higher than third-quarter 2017.

WPX reported an unaudited fourth-quarter 2017 net loss from continuing operations attributable to common shareholders of $35 million, or a loss of $0.09 per share on a diluted basis. The adjusted net loss from continuing operations in fourth-quarter 2017 was $9 million, or a loss of $0.02 per share. A reconciliation accompanies this release, as well as full-year financial results.

Fourth-quarter adjusted EBITDAX was $255 million, which was 89 percent higher than a year ago. Net cash provided by operating activities in fourth-quarter 2017 was $279 million, marking an 81 percent improvement over the same period a year ago.

WPX’s first two North Sunday Island wells in the Williston Basin have 120-day cumulative production of more than 576,000 Boe (81% oil), consisting of 298,000 Boe from the Hidatsa North 14-23HX well and 278,000 Boe from the Mandan North 13-24HW well.

According to internal and public data, WPX’s North Sunday Island wells have the highest cumulative oil production over 90-day and 120-day periods for individual horizontal wells in the history of the Williston Basin.

“Our disciplined execution against our multi-year plan continues to deliver new catalysts for long-term value creation. These drivers include transitioning to longer laterals in the Delaware Basin, the incredible performance from our Williston wells, our forward-looking approach to midstream infrastructure and a fast track to dramatically reduced leverage,” said Rick Muncrief, chairman and chief executive officer.

RECENT EVENTS

During fourth-quarter 2017, WPX closed on the formation of a Permian Basin midstream joint venture with Howard Energy Partners and completed the divestiture of its legacy natural gas position in the San Juan Basin.

WPX received $349 million from Howard in the joint venture transaction and $175 million on the legacy gas sale subject to post-closing adjustments.

Subsequent to Dec. 31, 2017, WPX signed an agreement to sell its holdings in the San Juan Basin’s Gallup oil play for $700 million. This represents the remainder of WPX’s position in the basin. Closing is expected to occur in the first quarter.

Also in January 2018, WPX signed an agreement to divest certain non-operated mineral interests in the Williston Basin for $20 million. Closing is expected to occur in the first quarter.

DELAWARE MIDSTREAM UPDATE

WPX took a number of actions during 2017 to provide flow assurance for its anticipated oil and gas volumes in the Delaware Basin. This includes the joint venture with Howard Energy Partners to develop a crude oil gathering system and a new cryogenic natural gas processing complex.

Roughly 90 percent of the planned 50-mile crude oil gathering system in the JV has been installed. The trunk line is designed to have a capacity of approximately 125,000 bbl/d. WPX already has more than 60 wells tied in to the system.

The in-service date for the first of two 200 MMcf/d cryogenic processing trains at the Reeves County gas plant is on track for mid-year. Much of the primary equipment already is set on foundations at the site.

In January, WPX also exercised an option to further its involvement in WhiteWater Midstream — owner of the Agua Blanca Pipeline — by increasing its ownership from 10 to 20 percent.

WPX also increased its capacity on Agua Blanca from 300,000 MMBtu/d to 500,000 MMBtu/d. The capacity increases incrementally over a five-year period until reaching 500,000 MMBtu/d. The projected in-service date is second-quarter 2018.

WPX has a similar option to double its 12.5 percent ownership to 25 percent in a pipeline being developed by Oryx Midstream Services which will provide WPX with 100,000 bbl/d of firm crude oil capacity from the Delaware Basin to Midland and Crane. WPX will likely exercise this option mid-year. The projected in-service date is fourth-quarter 2018.

DELAWARE BASIN HIGHLIGHTS

Delaware production averaged 58.7 Mboe/d in fourth-quarter 2017, up 41 percent vs. the sequential quarter and 134 percent higher than the same period in 2016.

WPX’s fourth-quarter Delaware oil volumes of 31,200 bbl/d increased 37 percent vs. third-quarter 2017 and were 160 percent higher than a year ago.

WPX had 24 first sales in the basin during the fourth quarter, marking its highest level in 2017. There were 18 completions in the Wolfcamp A interval; five X/Y wells and one D well.

A 1.5-mile Wolfcamp X/Y lateral on the Lindsay 10-3 pad posted a 24-hour high of 3,634 Boe/d during initial production. It has 90-day cumulative production of 242,000 Boe (55% oil).

A 2-mile Wolfcamp D lateral on the CBR 6-7 pad posted a 24-hour high of 3,639 Boe/d during initial production. It has 90-day cumulative production of 203,000 Boe (34% oil).

WPX’s 1.5-mile Lindsay 10-15 pad continues to show strong results from the Wolfcamp A formation. WPX now has 90-day cumulative production of 1,050,000 Boe (55% oil) from five long laterals. Cumulative 90-day oil production from the five wells exceeds 576,000 barrels.

WILLISTON BASIN HIGHLIGHTS

Williston Basin production averaged 38.7 Mboe/d in fourth-quarter 2017, up 8 percent vs. the sequential quarter and 34 percent higher than the same period in 2016.

WPX’s fourth-quarter Williston oil volumes of 33,100 bbl/d increased 6 percent vs. third-quarter 2017 and were 38 percent higher than a year ago.

WPX had six first sales in the basin during the fourth quarter — all two-mile laterals from the Mandaree South and Mabel Levings pads. Three are Bakken Wells and three are Three Forks wells.

Four of the six fourth-quarter completions had 24-hour peak rates of approximately 3,400 Boe/d or better. The highest rate occurred on the Mandaree South 25-36HC well which posted 3,837 Boe/d (81% oil).

The previously mentioned Hidatsa and Mandan North wells are the first two of 23 wells planned in the North Sunday Island area. Seven wells on the Arikara pad are scheduled for completion late in the first quarter. Another 11 wells are being drilled — seven on the Hidatsa pad and four on the Mandan North pad.

2017 FINANCIAL RESULTS

Oil and NGL sales of $398 million accounted for 91 percent of WPX’s fourth-quarter total product revenues of $439 million. Quarterly oil revenue grew 106 percent vs. the same period in 2016 driven by higher production volumes and higher average prices.

WPX’s fourth-quarter 2017 net loss from continuing operations attributable to common shareholders of $35 million was significantly favorable to a net loss of $174 million in the same period a year ago. The improvement was driven by higher oil volumes and higher margins on each barrel being produced.

Higher product revenues in fourth-quarter 2017 vs. a year ago were offset by $210 million of unrealized net losses associated with its hedge book that resulted from higher forward oil prices in both 2018 and 2019.

General and administrative expenses improved considerably in fourth-quarter 2017, down 22 percent vs. the prior-year period. On a per Boe basis, G&A expenses declined 47 percent.

The adjusted net loss from continuing operations (a non-GAAP financial measure that excludes certain items typically excluded from published analyst estimates) in the fourth quarter was $9 million, compared with a net loss of $54 million a year ago.

Adjusted EBITDAX (a non-GAAP financial measure) increased from quarter-to-quarter throughout 2017, hitting a high of $255 million in fourth-quarter 2017. Reconciliations for non-GAAP financial measures accompany this press release.

Adjusted EBITDAX, excluding the cash impact from the settlement of derivatives, has now increased for seven consecutive quarters.

For full-year 2017, WPX reported a net loss from continuing operations attributable to common shareholders of $26 million, or a loss of $0.06 per share; an adjusted net loss from continuing operations of $166 million, or a loss of $0.42 per share; and adjusted EBITDAX of $710 million. Reconciliations for non-GAAP financial measures accompany this press release.

Oil differentials improved 30 percent year-over-year from $7.01 per barrel in 2016 to $4.93 per barrel in 2017.

For full-year 2017, the weighted average gross sales price — prior to revenue deductions — for oil increased 26 percent to $47.03 per barrel vs. a year ago. Natural gas prices increased 26 percent to $2.69 per Mcf. NGL prices increased 52 percent to $23.83 per barrel. Oil prices in the fourth quarter averaged $52.45 per barrel.

WPX’s total liquidity as of Dec. 31, 2017, was approximately $1.3 billion, including $1.1 billion of capacity from its credit facility and $189 million in unrestricted cash and cash equivalents.

2017 PRODUCTION

Total production volumes of 130.6 Mboe/d in fourth-quarter 2017 were up 47 percent vs. a year ago and 17 percent higher than third-quarter 2017.

Liquids volumes accounted for 70 percent of production in fourth-quarter 2017, up 8 percent vs. a year ago. Production for 2017 includes gas volumes from WPX’s legacy gas holdings in the San Juan Basin that were divested at year-end.

Following WPX’s exit from the San Juan Basin with the expected sale of its Gallup holdings, production is expected to be approximately 80 percent liquids and 20 percent gas.

Year-over-year total production increased 30 percent to 109.8 Mboe/d in 2017, predominately driven by development in the Delaware Basin. WPX has now posted double-digit oil volume growth each of the past six years.

	4Q			Full Year
Average Daily Production	2017	2016	Change	2017	2016	Change
Oil (Mbbl/d)
Delaware Basin	31.2	12.0	160%	22.0	13.0	69%
Williston Basin	33.1	24.0	38%	30.0	20.8	44%
San Juan Basin	10.9	8.7	25%	9.3	7.6	22%
Other	0	0	NM	0	0.1	NM
Subtotal (Mbbl/d)	75.2	44.7	68%	61.3	41.5	48%

NGLs (Mbbl/d)
Delaware Basin	9.8	4.5	118%	7.5	4.0	88%
Williston Basin	2.8	2.4	17%	2.5	2.1	19%
San Juan Basin	4.2	3.7	14%	3.8	3.8	0%
Other	0	0.1	NM	0	0.1	NM
Subtotal (Mbbl/d)	16.8	10.7	57%	13.8	10.0	38%

Natural gas (MMcf/d)
Delaware Basin	106	52	104%	78	43	81%
Williston Basin	17	14	21%	14	13	8%
San Juan Basin	108	117	-8%	112	125	-10%
Other	0	17	NM	4	18	78%
Subtotal (MMcf/d)	231	200	16%	209	199	5%

Total Production (Mboe/d)	130.6	88.7	47%	109.8	84.6	30%

NM denotes a percentage change that is immaterial or not meaningful.
San Juan Basin volumes are expected to be reclassified as discontinued operations in 2018.

Total capital spending for full-year 2017 was $1.2 billion, including land purchases and investments in midstream development.

WPX completed 137 gross operated wells (127 net) across its operating areas during 2017 and participated in another 28 gross (5 net) non-operated wells.

2017 PROVED RESERVES

WPX’s proved reserves at Dec. 31, 2017, were 436.2 MMBoe. Sixty percent of the company’s proved reserves were oil, up from 50 percent in 2016.

The company replaced its overall 2017 production at a rate of 459 percent excluding divestitures. Approximately 77 percent of WPX’s reserves are oil and NGL, up from 65 percent at year-end 2016.

Permian proved reserves increased 76 percent from a year ago to 252.4 MMBoe at year-end 2017. Williston proved reserves grew 25 percent to 131.2 MMBoe. San Juan proved reserves decreased 42 percent to 52.6 MMBoe as a result of divesting natural gas holdings in the basin.

2018 OUTLOOK

WPX provided 2018 pro forma production guidance on Feb. 5 based on the assumed closing of the sale of its Gallup oil holdings in the San Juan Basin. That guidance is unchanged. WPX expects 75-80 Mbbl/d of oil and 117-126 Mboe/d of production on a pro forma basis this year.

For 2018, WPX has 56,979 bbl/d of oil hedged at a weighted average price of $52.72 per barrel; 131,616 MMBtu/d of natural gas hedged at a weighted average price of $2.99 per MMBtu; and 11,335 bbl/d of NGL hedged. Hedge prices for NGL barrel components are included in the appendix of the webcast slide deck at www.wpxenergy.com. For 2019, WPX has 34,000 bbl/d of oil hedged at a weighted average price of $52.30 per barrel.

WPX is providing additional detail for its 2018 planned capital spending. Total capital spending for continuing ops and midstream equity investments is estimated at $1,160 million to $1,310 million. That figure includes funding for land acquisition and midstream construction. Capital for drilling and completions is $1,040 million to $1,110 million.

WPX’s divestiture of its Gallup oil holdings for $700 million accelerates the company’s deleveraging efforts. A significant portion of the proceeds are slated for debt reduction. WPX believes it can reduce its net debt/EBITDAX to a target level of 1.5x during 2019.

JOIN THURSDAY’S WEBCAST

The company’s next webcast takes place on Feb. 22 beginning at 10 a.m. Eastern. Investors are encouraged to access the event and the corresponding slides at www.wpxenergy.com.

A limited number of phone lines will be available at (833) 832-5123. International callers should dial (469) 565-9820. The conference identification code is 3788796.

UPCOMING CONFERENCE PRESENTATION

WPX Chairman and Chief Executive Officer Rick Muncrief is scheduled to speak at the Scotia Howard Weil energy conference in New Orleans on Monday, March 26, at 2:05 p.m. Central. A copy of his presentation will be available on www.wpxenergy.com.

FORM 10-K

WPX plans to file its 2017 Form 10-K with the Securities and Exchange Commission this week. Once filed, the document will be available on the SEC and WPX websites.

About WPX Energy, Inc.

WPX is an independent energy producer with core positions in the Permian and Williston basins. WPX’s production is approximately 80 percent oil/liquids and 20 percent natural gas. The company also has an emerging infrastructure portfolio in the Permian Basin. Visit www.wpxenergy.com for more information.

# # #

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.  Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas.  These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise.  WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise.  Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn:  Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.

Additionally, the SEC requires oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, under existing economic conditions, operating methods, and governmental regulations. The SEC permits the optional disclosure of probable and possible reserves. From time to time, we elect to use “probable” reserves and “possible” reserves, excluding their valuation. The SEC defines “probable” reserves as “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC defines “possible” reserves as “those additional reserves that are less certain to be recovered than probable reserves.” The Company has applied these definitions in estimating probable and possible reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s reserves reporting guidelines. Investors are urged to consider closely the disclosure in our SEC filings that may be accessed through the SEC’s website at www.sec.gov.

The SEC’s rules prohibit us from filing resource estimates. Our resource estimations include estimates of hydrocarbon quantities for (i) new areas for which we do not have sufficient information to date to classify as proved, probable or even possible reserves, (ii) other areas to take into account the low level of certainty of recovery of the resources and (iii) uneconomic proved, probable or possible reserves. Resource estimates do not take into account the certainty of resource recovery and are therefore not indicative of the expected future recovery and should not be relied upon. Resource estimates might never be recovered and are contingent on exploration success, technical improvements in drilling access, commerciality and other factors.

WPX Energy, Inc.

Consolidated (GAAP)

(UNAUDITED)

	2016					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Revenues:
Product revenues:
Oil sales	$97	$142	$139	$173	$551	$188	$226	$259	$356	$1,029
Natural gas sales	25	24	37	39	125	44	40	38	41	163
Natural gas liquid sales	5	10	12	19	46	21	23	29	42	115
Total product revenues	127	176	188	231	722	253	289	326	439	1,307
Net gain (loss) on derivatives	57	(154)	38	(148)	(207)	203	116	(106)	(210)	3
Commodity management	31	116	25	5	177	5	8	4	8	25
Other	1	—	—	—	1	—	—	—	1	1
Total revenues	216	138	251	88	693	461	413	224	238	1,336

Costs and expenses:
Depreciation, depletion and amortization	152	163	150	158	623	147	171	169	186	673
Lease and facility operating	42	41	40	40	163	48	53	58	59	218
Gathering, processing and transportation	16	20	19	21	76	21	21	25	27	94
Taxes other than income	11	16	14	19	60	19	23	26	34	102
Exploration	9	12	10	11	42	39	21	20	21	101
General and administrative	53	55	51	55	214	43	46	42	43	174
Commodity management	39	132	31	6	208	5	8	4	10	27
Net (gain) loss-sales of assets, divestment of transportation contracts or impairment of producing properties	(198)	(4)	227	(3)	22	(35)	(7)	(56)	(13)	(111)
Other-net	2	2	10	2	16	4	8	3	—	15
Total costs and expenses	126	437	552	309	1,424	291	344	291	367	1,293

Operating income (loss)	90	(299)	(301)	(221)	(731)	170	69	(67)	(129)	43

Interest expense	(57)	(53)	(49)	(48)	(207)	(47)	(46)	(48)	(47)	(188)
Loss on extinguishment of debt	3	(3)	—	(1)	(1)	—	—	(17)	—	(17)
Investment income and other	(1)	2	—	1	2	2	—	2	(1)	3
Income (loss) from continuing operations before income taxes	$35	$(353)	$(350)	$(269)	$(937)	$125	$23	$(130)	$(177)	$(159)
Provision (benefit) for income taxes	35	(130)	(132)	(98)	(325)	31	(53)	20	(146)	(148)
Income (loss) from continuing operations	$—	$(223)	$(218)	$(171)	$(612)	$94	$76	$(150)	$(31)	$(11)
Income (loss) from discontinued operations	(12)	25	(1)	(1)	11	(2)	—	4	(7)	(5)
Net income (loss)	$(12)	$(198)	$(219)	$(172)	$(601)	$92	$76	$(146)	$(38)	$(16)
Less: Dividends on preferred stock	5	6	4	3	18	4	4	3	4	15
Less: Loss on induced conversion of preferred stock	—	—	22	—	22	—	—	—	—	—
Net income (loss) available to WPX Energy, Inc. common stockholders	$(17)	$(204)	$(245)	$(175)	$(641)	$88	$72	$(149)	$(42)	$(31)
Amounts available to WPX Energy, Inc. common stockholders:
Income (loss) from continuing operations	$(5)	$(229)	$(244)	$(174)	$(652)	$90	$72	$(153)	$(35)	$(26)
Income (loss) from discontinued operations	(12)	25	(1)	(1)	11	(2)	—	4	(7)	(5)
Net income (loss)	$(17)	$(204)	$(245)	$(175)	$(641)	$88	$72	$(149)	$(42)	$(31)

Summary of Production Volumes (1)
Oil (MBbls)	3,774	3,719	3,576	4,108	15,178	4,149	5,331	5,960	6,923	22,362
Natural gas (MMcf)	16,820	18,764	18,845	18,414	72,842	17,605	18,475	18,754	21,268	76,102
Natural gas liquids (MBbls)	708	909	1,047	981	3,645	1,015	1,252	1,222	1,548	5,037
Combined equivalent volumes (MBoe) (2)	7,285	7,755	7,764	8,159	30,963	8,098	9,662	10,308	12,015	40,083
Per day volumes
Oil (MBbls/d)	41.5	40.9	38.9	44.7	41.5	46.1	58.6	64.8	75.2	61.3
Natural gas (MMcf/d)	185	206	205	200	199	196	203	204	231	208
Natural gas liquids (MBbls/d)	7.8	10.0	11.4	10.7	10.0	11.3	13.8	13.3	16.8	13.8
Combined equivalent volumes (Mboe/d) (2)	80.1	85.2	84.4	88.7	84.6	90.0	106.2	112.0	130.6	109.8

(1)	Excludes activity classified as discontinued operations.
(2)	Mboe is converted using the ratio of one barrel of oil, condensate or natural gas liquids to six thousand cubic feet of natural gas.

Realized average price per unit (1)
Oil (per barrel)	$25.62	$38.38	$38.71	$42.18	$36.31	$45.31	$42.46	$43.34	$51.50	$46.02
Natural gas (per Mcf)	$1.52	$1.23	$1.97	$2.13	$1.72	$2.51	$2.13	$2.06	$1.91	$2.14
Natural gas liquids (per barrel)	$7.14	$11.21	$11.50	$18.54	$12.48	$20.85	$18.28	$23.57	$27.49	$22.91

(1)	Excludes activity classified as discontinued operations.

Expenses per Boe (1)
Depreciation, depletion and amortization	$20.93	$21.02	$19.30	$19.27	$20.11	$18.11	$17.78	$16.39	$15.44	$16.79
Lease and facility operating	$5.74	$5.34	$5.07	$4.93	$5.26	$5.87	$5.55	$5.66	$4.86	$5.44
Gathering, processing and transportation	$2.17	$2.57	$2.51	$2.54	$2.45	$2.65	$2.16	$2.44	$2.21	$2.34
Taxes other than income	$1.47	$2.05	$1.84	$2.37	$1.94	$2.31	$2.43	$2.48	$2.85	$2.55
General and administrative	$7.34	$7.09	$6.50	$6.71	$6.90	$5.27	$4.80	$4.09	$3.53	$4.33
Interest expense	$7.89	$6.72	$6.40	$5.87	$6.69	$5.75	$4.83	$4.61	$3.96	$4.70

(1)	Excludes activity classified as discontinued operations.

WPX Energy, Inc.

Reconciliation of NON-GAAP Measures

(UNAUDITED)

	2016					2017
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Reconciliation of adjusted loss from continuing operations available to common stockholders:
Income (loss) from continuing operations available to WPX Energy, Inc. common stockholders - reported	$(5)	$(229)	$(244)	$(174)	$(652)	$90	$72	$(153)	$(35)	$(26)
Pre-tax adjustments:
Impairments reported in exploration expense	$—	$—	$—	$—	$—	$23	$—	$—	$—	$23
Impairment of inventory	$—	$—	$4	$—	$4	$—	$—	$—	$—	$—
Net (gain) loss-sales of assets, divestment of transportation contracts or impairment of producing properties	$(198)	$(4)	$227	$(3)	$22	$(35)	$(7)	$(56)	$(13)	$(111)
(Gain) loss on extinguishment of debt	$(3)	$3	$—	$1	$1	$—	$—	$17	$—	$17
Accrual for Denver office lease	$—	$—	$5	$—	$5	$—	$—	$—	$—	$—
Costs related to severance and relocation	$3	$7	$3	$2	$15	$—	$—	$—	$—	$—
Previously capitalized costs expensed following credit facility amendment	$4	$—	$—	$—	$4	$—	$—	$—	$—	$—
Unrealized MTM (gain) loss	$76	$223	$20	$190	$509	$(208)	$(102)	$120	$191	$1
Total pre-tax adjustments	$(118)	$229	$259	$190	$560	$(220)	$(109)	$81	$178	$(70)
Less tax effect for above items	$43	$(85)	$(96)	$(71)	$(208)	$83	$40	$(30)	$(67)	$25
Impact of state deferred tax rate change	$14	$—	$—	$1	$15	$(6)	$—	$—	$(6)	$(12)
Impact of state tax valuation allowance (annual effective tax rate method)	$8	$—	$—	$—	$8	$(6)	$(34)	$36	$4	$—
Impact of federal rate change (a)	$—	$—	$—	$—	$—	$—	$—	$—	$(83)	$(83)
Adjustment for estimated annual effective tax rate method	$—	$—	$—	$—	$—	$—	$(26)	$26	$—	$—
Loss on induced conversion of preferred stock	$—	$—	$22	$—	$22	$—	$—	$—	$—	$—
Total adjustments, after tax	$(53)	$144	$185	$120	$397	$(149)	$(129)	$113	$26	$(140)
Adjusted loss from continuing operations available to common stockholders	$(58)	$(85)	$(59)	$(54)	$(255)	$(59)	$(57)	$(40)	$(9)	$(166)

(a) Includes $92 million for the provisional impact of the Tax Cuts and Jobs Act offset by the impact of the pre-tax adjustments above.

Reconciliation of adjusted diluted loss per common share:
Income (loss) from continuing operations - diluted earnings per share - reported	$(0.02)	$(0.76)	$(0.72)	$(0.51)	$(2.08)	$0.22	$0.18	$(0.39)	$(0.09)	$(0.06)
Impact of adjusted diluted weighted-average shares	$—	$—	$—	$—	$—	$0.01	$—	$—	$—	$—
Pretax adjustments (b):
Impairments reported in exploration expense	$—	$—	$—	$—	$—	$0.06	$—	$—	$—	$0.06
Impairment of inventory	$—	$—	$0.01	$—	$0.01	$—	$—	$—	$—	$—
Net (gain) loss-sales of assets, divestment of transportation contracts or impairment of producing properties	$(0.72)	$(0.01)	$0.67	$(0.01)	$0.07	$(0.09)	$(0.02)	$(0.14)	$(0.03)	$(0.28)
Loss on extinguishment of debt	$(0.01)	$0.01	$—	$—	$—	$—	$—	$0.04	$—	$0.04
Accrual for Denver office lease	$—	$—	$0.01	$—	$0.02	$—	$—	$—	$—	$—
Costs related to severance and relocation	$0.01	$0.02	$0.01	$0.01	$0.05	$—	$—	$—	$—	$—
Previously capitalized costs expensed following credit facility amendment	$0.01	$—	$—	$—	$0.01	$—	$—	$—	$—	$—
Unrealized MTM (gain) loss	$0.27	$0.74	$0.06	$0.55	$1.62	$(0.54)	$(0.26)	$0.30	$0.48	$—
Total pretax adjustments	$(0.44)	$0.76	$0.76	$0.55	$1.78	$(0.57)	$(0.28)	$0.20	$0.45	$(0.18)
Less tax effect for above items	$0.17	$(0.28)	$(0.27)	$(0.20)	$(0.67)	$0.22	$0.12	$(0.07)	$(0.16)	$0.06
Impact of state tax rate change	$0.05	$—	$—	$—	$0.05	$(0.01)	$—	$—	$(0.02)	$(0.03)
Impact of state valuation allowance (annual effective tax rate method)	$0.03	$—	$—	$—	$0.03	$(0.02)	$(0.09)	$0.09	$0.01	$—
Impact of federal rate change	$—	$—	$—	$—	$—	$—	$—	$—	$(0.21)	$(0.21)
Adjustment for estimated annual effective tax rate method	$—	$—	$—	$—	$—	$—	$(0.07)	$0.07	$—	$—
Loss on induced conversion of preferred stock	$—	$—	$0.06	$—	$0.07	$—	$—	$—	$—	$—
Total adjustments, after-tax	$(0.19)	$0.48	$0.55	$0.35	$1.26	$(0.38)	$(0.32)	$0.29	$0.07	$(0.36)
Adjusted diluted loss per common share	$(0.21)	$(0.28)	$(0.17)	$(0.16)	$(0.82)	$(0.15)	$(0.14)	$(0.10)	$(0.02)	$(0.42)
Reported diluted weighted-average shares (millions)	276.1	300.7	341.5	344.6	313.3	410.4	423.2	398.1	398.2	395.1
Effect of dilutive securities due to adjusted loss from continuing operations available to common stockholders	—	—	—	—	—	(24.1)	(25.4)	—	—	—
Adjusted diluted weighted-average shares (millions)	276.1	300.7	341.5	344.6	313.3	386.3	397.8	398.1	398.2	395.1

(b) Per share impact is based on adjusted diluted weighted-average shares.

Reconciliation of Adjusted EBITDAX
Net income (loss) - reported	$(12)	$(198)	$(219)	$(172)	$(601)	$92	$76	$(146)	$(38)	$(16)
Interest expense	57	53	49	48	207	47	46	48	47	188
Provision (benefit) for income taxes	35	(130)	(132)	(98)	(325)	31	(53)	20	(146)	(148)
Depreciation, depletion and amortization	152	163	150	158	623	147	171	169	186	673
Exploration expenses	9	12	10	11	42	39	21	20	21	101
EBITDAX	241	(100)	(142)	(53)	(54)	356	261	111	70	798
Accrual for Denver office lease	—	—	5	—	5	—	—	—	—	—
Net (gain) loss-sales of assets, divestment of transportation contracts or impairment of producing properties	(198)	(4)	227	(3)	22	(35)	(7)	(56)	(13)	(111)
Loss on extinguishment of debt	—	—	—	—	—	—	—	17	—	17
Impairment of inventory	—	—	4	—	4	—	—	—	—	—
Net (gain) loss on derivatives	(57)	154	(38)	148	207	(203)	(116)	106	210	(3)
Net cash received (paid) related to settlement of derivatives	133	69	58	42	302	(5)	14	14	(19)	4
(Income) loss from discontinued operations	12	(25)	1	1	(11)	2	—	(4)	7	5
Adjusted EBITDAX	$131	$94	$115	$135	$475	$115	$152	$188	$255	$710

WPX Energy, Inc.

Consolidated Statements of Operations

(Unaudited)

	Years ended December 31,
	2017	2016	2015
	(Millions, except per share amounts)
Revenues:
Product revenues:
Oil sales	$1,029	$551	$494
Natural gas sales	163	125	138
Natural gas liquid sales	115	46	23
Total product revenues	1,307	722	655
Net gain (loss) on derivatives	3	(207)	418
Commodity management	25	177	286
Other	1	1	7
Total revenues	1,336	693	1,366
Costs and expenses:
Depreciation, depletion and amortization	673	623	528
Lease and facility operating	218	163	145
Gathering, processing and transportation	94	76	64
Taxes other than income	102	60	62
Exploration	101	42	85
General and administrative (including equity-based compensation of $30 million, $33 million and $31 million for the respective periods)	174	214	210
Commodity management, including charges for unutilized pipeline capacity	27	208	261
Net (gain) loss-sales of assets, divestment of transportation contracts or impairment of producing properties	(111)	22	(349)
Acquisition costs	—	—	23
Other - net	15	16	63
Total costs and expenses	1,293	1,424	1,092

Operating income (loss)	43	(731)	274
Interest expense	(188)	(207)	(187)
Loss on extinguishment of debt	(17)	(1)	(65)
Investment income and other	3	2	(2)
Income (loss) from continuing operations before income taxes	(159)	(937)	20
Provision (benefit) for income taxes	(148)	(325)	24
Loss from continuing operations	(11)	(612)	(4)
Income (loss) from discontinued operations	(5)	11	(1,722)
Net loss	(16)	(601)	(1,726)
Less: Net income attributable to noncontrolling interests	—	—	1
Net loss attributable to WPX Energy, Inc.	$(16)	$(601)	$(1,727)
Less: Dividends on preferred stock	15	18	9
Less: Loss on induced conversion of preferred stock	—	22	—
Net loss available to WPX Energy, Inc. common stockholders	$(31)	$(641)	$(1,736)

Amounts available to WPX Energy, Inc. common stockholders:
Loss from continuing operations	$(26)	$(652)	$(13)
Income (loss) from discontinued operations	(5)	11	(1,723)
Net loss	$(31)	$(641)	$(1,736)

Basic and diluted earnings (loss) per common share:
Loss from continuing operations	$(0.06)	$(2.08)	$(0.06)
Income (loss) from discontinued operations	(0.02)	0.03	(7.36)
Net loss	$(0.08)	$(2.05)	$(7.42)

Weighted-average shares	395.1	313.3	234.2

WPX Energy, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2017	December 31, 2016
	(Millions)
ASSETS
Current assets:
Cash and cash equivalents	$189	$496
Accounts receivable, net of allowance of $2 million as of December 31, 2017 and $3 million as of December 31, 2016	307	168
Derivative assets	36	26
Inventories	44	32
Assets classified as held for sale	34	12
Other	28	20
Total current assets	638	754
Investments	70	—
Properties and equipment, net	7,454	6,157
Derivative assets	23	12
Assets classified as held for sale	—	317
Other noncurrent assets	22	24
Total assets	$8,207	$7,264

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$446	$222
Accrued and other current liabilities	209	301
Liabilities associated with assets held for sale	13	2
Derivative liabilities	171	152
Total current liabilities	839	677
Deferred income taxes	117	251
Long-term debt, net	2,575	2,575
Derivative liabilities	65	63
Asset retirement obligations	36	38
Liabilities associated with assets held for sale	—	62
Other noncurrent liabilities	448	132

Equity:
Stockholders’ equity:
Preferred stock (100 million shares authorized at $0.01 par value; 4.8 million shares outstanding at December 31, 2017 and December 31, 2016)	232	232
Common stock (2 billion shares authorized at $0.01 par value; 398.3 million shares and 344.7 million shares issued and outstanding at December 31, 2017 and December 31, 2016)	4	3
Additional paid-in-capital	7,479	6,803
Accumulated deficit	(3,588)	(3,572)
Total equity	4,127	3,466
Total liabilities and equity	$8,207	$7,264

WPX Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Years ended December 31,
	2017	2016	2015
		(Millions)
Operating Activities(a)
Net loss	$(16)	$(601)	$(1,726)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	673	631	940
Deferred income tax benefit	(134)	(281)	(1,005)
Provision for impairment of properties and equipment (including certain exploration expenses)	158	38	2,426
Net (gain) loss on derivatives in continuing operations	(3)	207	(418)
Net settlements related to derivatives in continuing operations	4	302	617
Net loss on derivatives included in discontinued operations	—	46	—
Amortization of stock-based awards	32	36	35
Loss on extinguishment of debt and acquisition bridge financing fees	17	1	81
Net gain on sales of assets and divestment of tranportation contracts	(170)	(29)	(385)

Cash provided (used) by operating assets and liabilities:
Accounts receivable	(153)	126	233
Inventories	(8)	10	(2)
Margin deposits and customer margin deposits payable	1	(1)	26
Other current assets	(8)	5	—
Accounts payable	158	(72)	(247)
Federal income taxes receivable (payable)	12	(19)	—
Accrued and other current liabilities	(31)	(45)	87
Payments on liabilities accrued in 2015 for retained transportation and gathering contracts related to discontinued operations	(53)	(53)	(14)
Other, including changes in other noncurrent assets and liabilities	28	(33)	171
Net cash provided by operating activities (a)	507	268	819

Investing Activities(a)
Capital expenditures(b)	(1,161)	(578)	(1,124)
Proceeds from sales of assets	193	1,127	810
Proceeds (payments) related to divestment of transportation contracts	—	(238)	209
Purchases of business, net of cash acquired	(799)	—	(1,212)
Net proceeds from the joint venture formation	338	—	—
Purchase of investments	(8)	—	—
Other	(1)	(1)	1
Net cash provided by (used in) investing activities (a)	(1,438)	310	(1,316)

Financing Activities
Proceeds from common stock	672	540	295
Proceeds from preferred stock	—	—	339
Dividends paid on preferred stock	(15)	(18)	(6)
Payments related to induced conversion of preferred stock to common stock	—	(10)	—
Borrowings on credit facility	661	380	841
Payments on credit facility	(661)	(645)	(856)
Proceeds from long-term debt, net of discount	148	—	1,000
Payments for retirement of long-term debt, including premium	(165)	(356)	(1,100)
Taxes paid for shares withheld	(12)	(6)	(8)
Payments for debt issuance costs, credit facility amendment fees and acquisition bridge financing fees	(2)	(5)	(40)
Other	(2)	—	—
Net cash provided by (used in) financing activities	624	(120)	465

Net increase (decrease) in cash and cash equivalents	(307)	458	(32)
Cash and cash equivalents at beginning of period	496	38	70
Cash and cash equivalents at end of period	$189	$496	$38

(a) Amounts reflect continuing and discontinued operations unless otherwise noted.
(b) Increase to properties and equipment	$(1,232)	$(584)	$(865)
Changes in related accounts payable and accounts receivable	71	6	(259)
Capital expenditures	$(1,161)	$(578)	$(1,124)